EXHIBIT 5.1

                                BROAD AND CASSEL

                                ATTORNEYS AT LAW


 BOCA RATON /bullet/ FT. LAUDERDALE /bullet/ MIAMI /bullet/ ORLANDO /bullet/
               TALLAHASSEE /bullet/ TAMPA /bullet/ WEST PALM BEACH

                                   Suite 3000
                                  MIAMI CENTER
                          201 SOUTH BISCAYNE BOULEVARD
                              MIAMI, FLORIDA 33131
                                 (305) 373-9400
                               FAX (305) 373-9443

                                February 1, 1999

ASD Group, Inc.
1 Industry Street
Poughkeepsie, NY 12603

         Re:      ASD Group, Inc. (the "Company")
                  Registration Statement on Form SB-2

Ladies and Gentlemen:

         You have requested our opinion with respect to the shares of the Company's common stock, $.01 par value (the "Shares"), included in the Company's registration statement on Form SB-2 (the "Registration Statement"). The Registration Statement has been filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act").

         As counsel to the Company, we have examined the original or certified copies of such records of the Company, and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary for the opinion expressed in this letter. In such examination, we have assumed the genuineness of all signatures on original documents, and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinion, we have relied upon statements or certificates of officials and representatives of the Company and others.

         Based on, and subject to the foregoing, we are of the opinion that the shares of Common Stock included in the Registration Statement either (i) in the case of outstanding Shares, are duly and validly issued, fully paid and non-assessable or, (ii) in the case of Shares issuable upon exercise of the Investor Warrants, BlueStone Warrants, Cameron Warrants, Advisor Warrants, Meyers Warrants, BT Warrant and PNC Warrant, when issued and paid for pursuant to the terms thereof, will be duly and validly issued, fully paid and non-assessable.

         In rendering this opinion, we advise you that members of this Firm are members of the Bar of the State of Florida, and we express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction, except the securities laws of the United States of America referred to herein.


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         This opinion has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions, dated April 8, 1991, issued by the Business Law Section of The Florida Bar (the "Report"). The Report is incorporated by reference into this opinion.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name in the Registration Statement, In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under
Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

                                           Very truly yours,

                                           /s/ BROAD AND CASSEL
                                               --------------------------------
                                               BROAD AND CASSEL